                                                                  EXHIBIT 99.02

                   EASTMAN CHEMICAL COMPANY AND SUBSIDIARIES

                            ACQUISITION INFORMATION
 (SALES REVENUE AND VOLUME GROWTH COMPARISON -- WITH AND WITHOUT ACQUISITIONS)


                                                         THIRD QUARTER, 2000
                                                 -----------------------------------
                                                       % GROWTH SALES REVENUE
                                                 -----------------------------------
                                                     WITH              WITHOUT
                                                 ACQUISITIONS    ACQUISITIONS(2)(3)
                                                 ------------    -------------------

Total sales revenue(1)                               17%                 5%

Segment sales revenue
      Chemicals(1)                                   26                  1
      Polymers                                        8                  8

Regional sales revenue(1)
      United States and Canada                       16                  3
      Europe, Middle East, and Africa                20                  2
      Asia Pacific                                   10                  9
      Latin America                                  18                 18


                                                       FIRST NINE MONTHS, 2000
                                                 -----------------------------------
                                                       % GROWTH SALES REVENUE
                                                 -----------------------------------
                                                     WITH              WITHOUT
                                                 ACQUISITIONS    ACQUISITIONS(2)(4)
                                                 ------------    -------------------

Total sales revenue(1)                               18%                10%

Segment sales revenue
      Chemicals(1)                                   20                  4
      Polymers                                       15                 15

Regional sales revenue(1)
      United States and Canada                       15                  8
      Europe, Middle East, and Africa                28                 11
      Asia Pacific                                   14                 12
      Latin America                                  21                 21


(1) Prior year amounts include sales and costs related to certain previously announced discontinued products.
(2) Excludes acquisitions so that the time periods being compared contain equivalent data.
(3)      Quarterly comparison excludes Sokolov and McWhorter.
(4)      Year-to-date comparison excludes Lawter, Sokolov and McWhorter.


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


                                                                  EXHIBIT 99.02


                   EASTMAN CHEMICAL COMPANY AND SUBSIDIARIES

                      ACQUISITION INFORMATION (CONTINUED)
 (SALES REVENUE AND VOLUME GROWTH COMPARISON -- WITH AND WITHOUT ACQUISITIONS)


                                                         THIRD QUARTER, 2000
                                                 -----------------------------------
                                                        % GROWTH SALES VOLUME
                                                 -----------------------------------
                                                     WITH              WITHOUT
                                                 ACQUISITIONS    ACQUISITIONS(2)(3)
                                                 ------------    -------------------


Total sales volume(1)                                 6%                (5)%

Segment sales volume
      Chemicals(1)                                   16                 (4)
      Polymers                                       (5)                (5)

Regional sales volume(1)
      United States and Canada                        5                 (4)
      Europe, Middle East, and Africa                19                 (9)
      Asia Pacific                                   (7)                (7)
      Latin America                                  --                 --


                                                       FIRST NINE MONTHS, 2000
                                                 -----------------------------------
                                                        % GROWTH SALES VOLUME
                                                 -----------------------------------
                                                     WITH              WITHOUT
                                                 ACQUISITIONS    ACQUISITIONS(2)(4)
                                                 ------------    -------------------


Total sales volume (1)                                8%                 1%

Segment sales volume
      Chemicals(1)                                   14                 --
      Polymers                                        1                  1

Regional sales volume(1)
      United States and Canada                        4                 (1)
      Europe, Middle East, and Africa                25                  2
      Asia Pacific                                    8                  7
      Latin America                                   5                  5


(1) Prior year amounts include sales and costs related to certain previously announced discontinued products.
(2) Excludes acquisitions so that the time periods being compared contain equivalent data.
(3)      Quarterly comparison excludes Sokolov and McWhorter.
(4)      Year-to-date comparison excludes Lawter, Sokolov and McWhorter.


                                      43